Exhibit 10.2

COLLABORATION AGREEMENT

by and between

UROVANT SCIENCES GMBH

and

KYORIN PHARMACEUTICAL CO., LTD.

Dated as of August 24, 2017

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

COLLABORATION AGREEMENT

This Collaboration Agreement (this “Agreement”) dated August 24, 2017 (“Effective Date”), is by and between Urovant Sciences GmbH, having a place of business at Viaduktstrasse 8, 4051 Basel, Switzerland (“Urovant”), and Kyorin Pharmaceutical Co., Ltd., having a place of business at 6, Kanda Surugadai 4-chome, Chiyoda-ku, Tokyo 101-8311, Japan (“Kyorin”).

RECITALS

WHEREAS, Urovant is a pharmaceutical company engaged in the research, development, and commercialization of products useful in the amelioration, treatment, or prevention of human diseases and conditions in the field of Urology;

WHEREAS, Kyorin is a pharmaceutical company engaged in the research, development, and commercialization of products useful in the amelioration, treatment, or prevention of human diseases and conditions in a variety of fields, including Urology;

WHEREAS, Urovant and Kyorin have obtained from Merck Sharp & Dohme Corp. certain licenses to products containing an active pharmaceutical ingredient called Vibegron (also known as MK-4618) in their respective territories;

WHEREAS, Urovant and Kyorin made the Letter Agreement, in which the Parties confirmed their understanding of the exchange of certain confidential technical and business information and other collaboration relationship items relating to Vibegron;

WHEREAS, Urovant and Kyorin desire to enter into an agreement to specify the provisions of an additional information exchange, specifically SAS datasets and portions of trial master files (“TMFs”), and other collaboration relationship items, and to set forth certain additional provisions related hereto.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1	“Affiliate” of a Party to this Agreement means and includes any Person: (a) fifty percent (50%) or more of the voting stock or other equity interest of which is owned, directly or indirectly, by that Party; (b) which owns, directly or indirectly, fifty percent (50%) or more of the voting stock or other equity interest of that Party; (c) fifty percent (50%) or more of the voting stock or other equity interest of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, fifty percent (50%) or more of the voting stock or other equity interest of that Party; (d) for which that Party has the right to elect a majority of the members of the board of directors, or to appoint the chief executive officer, general manager or other senior management officials; or (e) that possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of that Party.

1.2	“Agreement” has the meaning set forth in the Preamble.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.3	“Applicable Laws” means all applicable laws, regulations, rules, decrees, judicial and administrative orders, and governmental actions, policies and requirements having the force of law in the applicable country or jurisdiction.

1.4	“Business Day” means a day other than a Saturday, Sunday, a bank or other public holiday in the United States or Japan, or a day designated by a Party as its non-business day.

1.5	“CCDS” means company core data sheet.

1.6	“Change of Control” means the sale of all or substantially all the assets or the equity of a Party to a Third Party; or any merger, consolidation or acquisition of a Party with, by or into any Third Party.

1.7	“Clinical Trial” means any human clinical trial of Vibegron, including any “Phase IV” post-approval clinical trial.

1.8	“CMC” means chemistry, manufacturing, and controls.

1.9	“Commercialize” or “Commercialization” means all activities carried out in the commercialization of Vibegron, including distributing (including, without limitation, importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering Vibegron to customers), advertising, promoting, marketing, using and selling Vibegron, and booking sales, as applicable.

1.10	“Confidential Information” means (a) information not in the public domain that is disclosed by one Party or its Affiliates to the other Party or its Affiliates in connection with this Agreement and/or the Letter Agreement, including all Kyorin Information, Urovant Information, and all other data and information relating to Vibegron or the business, marketing, promotion, affairs, research and development activities, results of clinical and non-clinical studies, national and multinational regulatory proceedings and affairs, finances, manufacturing, plans, contractual relationships and operations of either Party or their Affiliates which is disclosed or provided by or on behalf of one Party to the other Party in connection with this Agreement and (b) the terms and conditions contained in this Agreement that are not in the public domain.

1.11	“Control” or “Controlled” means, with respect to any information, documentation or Regulatory Materials, the legal authority or right (whether by ownership, license (other than a license granted pursuant to this Agreement) or otherwise) of a Party or its relevant Affiliate, to grant access or rights to such information, documentation or Regulatory Materials to the other Party as set forth herein without (a) breaching the terms of any agreement with a Third Party, (b) misappropriating the proprietary or trade secret information of a Third Party, (c) necessitating the consent of a Third Party or (d) requiring any royalty or other payment to any Third Party.

1.12

“Develop” or “Development” means the conduct of any and all non-clinical and clinical research and development, including, among other things: drug discovery, toxicology studies, DMPK studies and other non-clinical efforts, statistical analysis, the design and

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

conduct of any Clinical Trials, formulation, or regulatory activities relating to Vibegron, that are reasonably required or useful to obtain or maintain any regulatory approvals of Vibegron.

1.13	“Disclosing Party” has the meaning set forth in Section 4.1 (Nondisclosure and Non-Use).

1.14	“Dispute” has the meaning set forth in Section 5.1 (Dispute Resolution).

1.15	“DMPK” means drug metabolism and pharmacokinetics.

1.16	“Effective Date” has the meaning set forth in the Preamble.

1.17	“FDA” means the U.S. Food and Drug Administration.

1.18	“Government Authority” means any national, regional, municipal, country, or other governmental, quasi-governmental, administrative or regulatory agency, body or other similar entity in a given jurisdiction, including the FDA, EMA, and PMDA.

1.19	“ICH” means International Conference on Harmonization.

1.20	“IND” means a clinical trial authorization application filed for Vibegron with the applicable Government Authority in any country prior to beginning a Clinical Trial in that country (including an investigational new drug application filed with the FDA) or other documentation issued by a Government Authority that permits the conduct of clinical testing of Vibegron in humans in a regulatory jurisdiction.

1.21	“Indication” means the use of Vibegron for the treatment, prevention, cure or control of a specific human disease, disorder, illness or condition.

1.22	“Kyorin” has the meaning set forth in the Preamble.

1.23	“Kyorin Indemnitee” has the meaning set forth in Section 6.1 (Indemnification by Urovant).

1.24	“Kyorin Information” has the meaning set forth in Section 2.1 (Share of Information).

1.25	“Kyorin Territory” means Japan, Korea, Taiwan, Hong Kong, Indonesia, Cambodia, Singapore, Thailand, the Philippines, Brunei, Vietnam, Malaysia, Myanmar, and Laos.

1.26	“Letter Agreement” means that letter agreement executed by the duly authorized representatives of the Parties on April 11, 2017.

1.27	“Losses” has the meaning set forth in Section 6.1 (Indemnification by Urovant).

1.28	“MAA” means an application to the appropriate Government Authority for approval to commercially sell Vibegron (but excluding pricing approval) in a particular jurisdiction (including, without limitation, a new drug application in the United States) and all amendments and supplements thereto.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.29	“Manufacture” or “Manufacturing” means all activities by or on behalf of a Party related to the manufacturing of Vibegron, or any ingredient thereof, including but not limited to test method development and stability testing, formulation, process development, manufacturing for use in non-clinical or clinical studies, manufacturing scale-up, manufacturing Vibegron for Development or Commercialization, labeling, filling, processing, quality assurance/quality control development, quality control testing (including in-process release and stability testing), packaging, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, and regulatory activities related to all of the foregoing.

1.30	“Party” means each of Urovant or Kyorin, as applicable and “Parties” means both of Urovant and Kyorin; [***].

1.31	“Person” means any individual, corporation, partnership, limited liability company, trust, governmental entity, or other legal entity of any nature whatsoever.

1.32	“Pharmacovigilance Agreement” has the meaning set forth in Section 2.6 (Pharmacovigilance Agreement).

1.33	“Pivotal Study” means a study listed in the “clinical studies” section (which, as of the Effective Date, is section 14) of an FDA approved package insert.

1.34	“PMDA” means the Pharmaceuticals and Medical Devices Agency in Japan.

1.35	“Receiving Party” has the meaning set forth in Section 4.1 (Nondisclosure and Non-Use).

1.36	“Regulatory Materials” means all regulatory applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from a Government Authority (including minutes and official contact reports relating to any communications with any Government Authority), and all reports and documentation in connection with all clinical and non-clinical studies and tests (including study reports and study protocols, and copies of all interim study analysis, but excluding Module 3 of the Common Technical Document, Manufacturing data, and drug master files, unless otherwise agreed by the Parties) submitted to any Government Authority, and all data contained in any of the foregoing, including all INDs, clinical and non-clinical data, adverse event files and complaint files, in each case related to Vibegron.

1.37	[***].

1.38	“Term” has the meaning set forth in Section 7.1 (Term).

1.39	“Terminated Party” has the meaning set forth in Section 7.5 (Effect of Expiration or Termination).

1.40	“Terminating Party” has the meaning set forth in Section 7.5 (Effect of Expiration or Termination).

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

1.41	“Third Party” means a Person other than Kyorin or Urovant, or any of their Affiliates.

1.42	“Urology” means the treatment of diseases primarily affecting the male and female urinary tract and/or urinary bladder, excluding oncology, osteoporosis, and kidney indications.

1.43	“Urology Asset License” has the meaning set forth in Section 2.8 (Kyorin Right of First Review and Negotiation).

1.44	“Urology Rights” has the meaning set forth in Section 2.8 (Kyorin Right of First Review and Negotiation).

1.45	“Urovant” has the meaning set forth in the Preamble.

1.46	“Urovant Indemnitee” has the meaning set forth in Section 6.2 (Indemnification by Kyorin).

1.47	“Urovant Information” has the meaning set forth in Section 2.1 (Share of Information).

1.48	“Urovant Territory” means the entire world excluding the Kyorin Territory.

1.49	“Vibegron” means any and all pharmaceutical products with any kinds of strength, dosage form, and formulations containing [***] as an active pharmaceutical ingredient, either alone or in combination with one or more other active pharmaceutical ingredient(s).

ARTICLE 2

COLLABORATION ON INFORMATION SHARE

2.1	Share of Information. In accordance with the provisions of this Section 2.1 (Share of Information), each Party shall provide to the other Party all information useful or reasonably necessary for the other Party to Develop and Commercialize Vibegron in the other Party’s Territory to the extent available to such providing Party. For clarity, each Party shall not be required to provide to the other Party any information relating to CMC or Manufacturing except as otherwise agreed by the Parties. For further clarity, each Party shall not be required to translate any information or provide any original hardcopy or any original file of any information for the purposes of this Section 2.1 (Share of Information). Notwithstanding the foregoing, the Party providing its information hereunder may request the other Party to arrange, at its cost, for a Third Party agent or contractor to be sent out to an office of such providing Party or any other place designated by the providing Party to take copies of, or computerize such information, or compensate the providing Party for the costs incurred by the providing Party to take copies of, or computerize such information, which include the cost of a full-time employee of the providing Party.

(a)

Urovant Information. Urovant shall, within ten (10) Business Days after the date of the request from Kyorin unless otherwise agreed by the Parties, provide to Kyorin the information listed in Appendix 1 attached hereto. Urovant shall, within ten (10) Business Days after the date of receipt of the finalized minutes of the End of Phase 2 meeting for Vibegron with the FDA, provide a copy of such minutes to Kyorin.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Such information and minutes provided by or on behalf of Urovant to Kyorin in connection with this Agreement (the “Urovant Information”) shall, as between the Parties, remain the sole property of Urovant. Unless otherwise provided for in this Agreement, Kyorin (i) may use such Urovant Information only for the purpose of the fulfillment of obligations or the exercise of rights under this Agreement, (ii) shall not use any Urovant Information for any purpose other than as set forth in subsection (i) above, or for the benefit of any Third Party (other than a Kyorin sublicensee and consistent with subsection (i) above), without obtaining Urovant’s prior written consent, and (iii) shall not provide or otherwise make accessible to any Third Party any Urovant Information for any purpose other than as set forth in subsection (i) above (other than a Kyorin sublicensee(s) and consistent with subsection (i) above), without obtaining Urovant’s prior written consent; in each case, in accordance with Article 4 (Confidentiality).

(b)	Kyorin Information. Both Parties acknowledge that under the Letter Agreement Kyorin agreed to provide and has provided to Urovant, and Urovant agreed to receive and has received from Kyorin, the information listed in Appendix 2 attached hereto. Kyorin shall, promptly after the Effective Date and no later than ten (10) Business Days after the Effective Date, provide to Urovant the information listed in Appendix 3 attached hereto, including patient-level data as agreed under the Letter Agreement, in the form of the CSR. Kyorin shall, no later than ten (10) Business Days after the date of PMDA’s acceptance of the MAA submitted by Kyorin to PMDA unless otherwise agreed by the Parties, provide to Urovant the information listed in Appendix 4 attached hereto. Such information provided by or on behalf of Kyorin to Urovant in connection with this Agreement (the “Kyorin Information”) shall, as between the Parties, remain the sole property of Kyorin. Unless otherwise provided for in this Agreement, Urovant (i) may use such Kyorin Information only for the purpose of the fulfillment of obligations or the exercise of rights under this Agreement, (ii) shall not use any Kyorin Information for any purpose other than as set forth in subsection (i) above, or for the benefit of any Third Party (other than a Urovant sublicensee and consistent with subsection (i) above), without obtaining Kyorin’s prior written consent, and (iii) shall not provide or otherwise make accessible to any Third Party any Kyorin Information for any purpose other than as set forth in subsection (i) above (other than a Urovant sublicensee(s) and consistent with subsection (i) above), without obtaining Kyorin’s prior written consent; in each case, in accordance with Article 4 (Confidentiality).

2.2

Urovant Right of Reference. Kyorin hereby grants to Urovant (and its Affiliates or its sublicensees) access to, and a right of reference with respect to, all Regulatory Materials Controlled by Kyorin and corresponding documentation, solely for the purposes of (a) Commercializing Vibegron in the Urovant Territory, and (b) Developing Vibegron in the Urovant Territory (including the use for any meeting with or any submission to the relevant Government Authority, itself or through its sublicensees, for the purpose of obtaining any regulatory approvals of Vibegron for any Indication), in each case, in accordance with all Applicable Laws. If Urovant requests Kyorin’s assistance to execute, acknowledge, and deliver any further documents or instruments and to perform all such other acts as may be

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

necessary or appropriate in order to effect such right of reference, Urovant shall inform Kyorin of such request, and the Parties shall discuss and agree in writing on the terms and conditions for such assistance; provided, that Kyorin shall, without making any written agreement thereunder, use commercially reasonable efforts to timely answer any questions from Urovant in order to effect the right of reference.

2.3	Kyorin Right of Reference. Urovant hereby grants to Kyorin (and its Affiliates or its sublicensees) access to, and a right of reference with respect to, Regulatory Materials Controlled by Urovant and corresponding documentation, solely for the purposes of (a) Commercializing Vibegron in the Kyorin Territory, and (b) Developing Vibegron in the Kyorin Territory (including the use for any meeting with or any submission to the relevant Government Authority, itself or through its sublicensees, for the purpose of obtaining any regulatory approvals of Vibegron for any Indication), in each case, in accordance with all Applicable Laws. If Kyorin requests Urovant’s assistance to execute, acknowledge, and deliver any further documents or instruments and to perform all such other acts as may be necessary or appropriate in order to effect such right of reference, Kyorin shall inform Urovant of such request, and the Parties shall discuss and agree on in writing the terms and conditions for such assistance; provided, that Urovant shall, without making any written agreement thereunder, use commercially reasonable efforts to timely answer any questions from Kyorin in order to effect the right of reference.

2.4	Regulatory Cooperation. The Parties understand that the assistance under Section 2.2 (Urovant Right of Reference) and Section 2.3 (Kyorin Right of Reference) include the provisions of relevant internal regulatory documents, such as notes and preparation materials, and any materials documenting any clarifications (whether orally or otherwise) regarding any Regulatory Materials or with respect to which the requesting Party has a right of reference. For the avoidance of doubt, such Party shall not be required to translate any such Regulatory Materials or provide any original hardcopy or any original file of any Regulatory Material for the purposes of this Section 2.4 (Regulatory Cooperation).

2.5	Milestone Payments. Urovant shall pay the following milestone payments to Kyorin:

(a)	[***] within ten (10) Business Days of [***;]

(b)	[***] within ten (10) Business Days of [***];

(c)	(1) If Kyorin receives [***] or (2) if Kyorin receives [***], within ten (10) Business Days of [***]; and

(d)	[***]. Such milestone payment shall be made within ten (10) Business Days of [***].

For clarity, the payments set forth in this Section 2.5 (Milestone Payments) shall be non-refundable.

2.6

Pharmacovigilance Agreement. The Parties shall execute a pharmacovigilance agreement on reasonable and customary terms that shall provide, among other things, guidelines and responsibilities for (a) the receipt, investigation, recording, review,

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

communication, reporting, and exchange between the Parties of adverse event reports and other safety information relating to Vibegron such as CCDSs, Safety Signaling, core- RMP, Periodic / Aggregate reports (DSUR, PBRER) without any consideration, (b) appropriate reconciliation procedures to ensure adequate and compliant exchange of safety data, (c) contact with Government Authorities with respect to the foregoing, and (d) Urovant’s maintenance of a global safety database with respect to Vibegron at its cost, in each case ((a)–(d)), in accordance with Applicable Law (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall contain terms no less stringent than those required by ICH or other applicable guidelines to allow the Parties to meet the applicable regulatory and legal requirements regarding the management of safety data in their respective Territories.

2.7	Disclosure of Collaboration. Without obtaining the prior written consent of the other Party, neither Party nor its Affiliates may disclose on its website or in its promotional materials that the other Party is a partner of such Party, or utilize the other Party’s name and logo in conjunction with such disclosure. Further, any publication, news release or other public announcement made by a Party relating to this Agreement or to the performance hereunder, shall first be reviewed and consented by the other Party; provided, that any disclosure required by Applicable Laws may be made without obtaining the prior written consent of the other Party. Each Party shall provide to the other Party a draft of any public announcement regarding this Agreement or the subject matter thereof, regardless of whether consent is required, as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other Party with an advance copy of any such announcement ten (10) Business Days prior to its scheduled release. Each Party shall have the right to expeditiously review and recommend changes to any such announcement and, except as otherwise required by Applicable Laws, the Party whose announcement has been reviewed shall give good faith consideration to removing any information that the reviewing Party reasonably deems to be inappropriate for disclosure.

2.8

Kyorin Right of First Review and Negotiation. If, beginning on the Effective Date and continuing for ten (10) years thereafter, Urovant obtains Japanese rights to any asset(s) for which the primary intended indication at the time of acquisition is Urology, other than Vibegron-related assets (“Urology Rights”), Urovant shall promptly (but in no event later than thirty (30) days after the date of obtaining such Urology Rights), inform Kyorin that it has obtained such Urology Rights. If Kyorin is interested in evaluating such Urology Rights, Kyorin shall promptly (but in no event later than ten (10) days after receiving notice from Urovant) inform Urovant of such interest. Urovant shall then promptly (but in no event later than thirty (30) days after receiving an expression of interest from Kyorin), provide to Kyorin all data and information available to Urovant that is useful or reasonably necessary for evaluating its interest in such Urology Rights. If Kyorin desires to obtain a license to exercise the Urology Rights (“Urology Asset License”), Kyorin shall, within sixty (60) days after the date of the last receipt of such data and information (which date shall not be extended by subsequent questions or requests from Kyorin), submit to Urovant a non-binding term sheet proposing the basic terms for such Urology Asset License. Urovant shall consider such Kyorin term sheet and negotiate in good faith with Kyorin the

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

terms for the Urology Asset License for ninety (90) days after the date of the Kyorin term sheet. If the Parties fail to enter into a definitive agreement for the Urology Asset License by the end of the ninety (90) day good faith negotiation period, Urovant shall have the right to negotiate and enter into such a definitive agreement with any Third Party without bearing further obligations to Kyorin. If Kyorin fails to submit to Urovant the non-binding term sheet within such sixty (60) day period, then Urovant shall have no further obligation to Kyorin with respect to the Urology Rights. This Section 2.8 (Kyorin Right of First Review and Negotiation) shall expire upon any Change of Control and shall not extend to any of Urovant’s licensees and sublicensees or its Affiliates’ licensees and sublicensees.

2.9	[***]

ARTICLE 3

OTHER COLLABORATIONS

3.1	Other Collaborations. Urovant and Kyorin shall, from time to time during the Term, evaluate the possibility of further collaborations between the Parties on the Development and Commercialization of Vibegron.

ARTICLE 4

CONFIDENTIALITY

4.1	Nondisclosure and Non-Use. Each Party agrees that, during the Term and for a period of ten (10) years thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value, (b) not disclose such Confidential Information to any Third Party (other than its sublicensee and consistent with Section 2.1(a)(i) or Section 2.1(b)(i)) without obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted in this Article 4 (Confidentiality), and (c) not use such Confidential Information for any purpose, except to exercise its right and perform its obligations under this Agreement (it being understood that this Section 4.1 (Nondisclosure and Non-Use) shall not create or imply any rights or licenses not expressly granted under this Agreement). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret within such Confidential Information shall survive for so long as such Confidential Information remains protected as a trade secret under Applicable Law.

4.2	Exceptions. The obligations in Section 4.1 (Nondisclosure and Non-Use) shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent evidence:

(a)	is in the public domain at the time it is disclosed to the Receiving Party hereunder;

(b)	is known to the Receiving Party or any of its Affiliates at the time of its receipt without bearing any obligation to keep it confidential;

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(c)	is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that, to the Receiving Party’s knowledge, is not bound by a duty of confidentiality;

(d)	is now, or hereafter becomes, through no breach of this Agreement on the part of the Receiving Party or any of its Affiliates, publicly known or available, either before or after it is disclosed to the Receiving Party;

(e)	is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the aid, use of, access to, or application of any of the Confidential Information belonging to the Disclosing Party; or

(f)	is the subject of written permission to disclose provided by the Disclosing Party.

4.3	Authorized Disclosure.

(a)	Permitted Disclosure. Notwithstanding the provisions of Section 4.1 (Nondisclosure and Non-Use), the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances: (i) filing of Regulatory Materials in order to obtain or maintain MAAs and other regulatory approvals in its Territory; (ii) complying with Applicable Law or regulation or order of any court or Government Authority, including responding to a subpoena in a Third Party litigation to the extent mandatory; and (iii) to its Affiliates and (in each case actual or potential) sublicensees, merger, acquisition or other business partners, subcontractors, payors, employees, consultants, agents, and advisors on a “need-to-know” basis, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are substantially similar to those set forth in this Article 4 (Confidentiality); or (iv) to (in each case actual or potential) investment bankers, investors, lenders or financial partners, or their respective representatives on a “need-to-know” basis, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are substantially similar to those set forth in this Article 4 (Confidentiality), except that, for all Confidential Information aside from SAS datasets and TMF, the term of such confidentiality agreement may be shorter if in accordance with industry standards for investment bankers, investors, lenders or financial partners; provided, further, that the Receiving Party shall be liable for their breaches thereto.

(b)

Notice; Confidential Treatment. If and whenever any Confidential Information is disclosed in accordance with this Section 4.3 (Authorized Disclosure), such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Notwithstanding the foregoing, if a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 4.3(a)(ii), then it shall, except where prohibited by Applicable Law, (i) give reasonable prior written notice to the other

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Party of such disclosure and use not less than the same efforts to secure confidential treatment of or a protective (or similar) order for such Confidential Information as it would to protect its own Confidential Information from disclosure and (ii) only disclose the minimum amount of Confidential Information reasonably required for the purpose of such disclosure, as advised by legal counsel.

4.4	Restricted Disclosure.

(a)	Notwithstanding any provisions of this Agreement, Urovant shall not disclose (i) [***] and (ii) [***]; provided, that Urovant shall be liable for any breach by such consultant or agent of obligations of confidentiality or restrictions on use of the Kyorin Information set forth in subsection (i) and (ii) above. [***.]

(b)	Urovant represents and warrants to Kyorin as of the Effective Date that [***.]

(c)	If Urovant breaches any of its obligations, representations or warranties under subsections (a) and (b) above and Kyorin incurs damages due to such breach, then Urovant shall, at Kyorin’s option, either (i) compensate Kyorin for its damages [***] or (ii) pay [***] as liquidated damages. [***].

ARTICLE 5

DISPUTE RESOLUTION

5.1	Dispute Resolution. In the event of any disputes, claims or controversies arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof between the Parties (each, a “Dispute”), the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves on an informal basis, facilitated by each Party’s Contact Person, for a period of ten (10) Business Days after the date of the receipt of a written notice of such Dispute by a Party. If such Dispute is not resolved within such ten (10) Business Day period, either Party may, by giving written notice to the other Party, refer the Dispute to the senior executive officer (or his or her delegate) of the other Party for attempted resolution by good faith negotiation within thirty (30) days after the date of the expiration of such ten (10) Business Day period. Each Party may, in its sole discretion, seek resolution of any and all Disputes that are not resolved under this Section 5.1 (Dispute Resolution) in accordance with Section 5.2 (Arbitration).

5.2	Arbitration. Any unresolved Dispute which was subject to Section 5.1 (Dispute Resolution) shall be settled by binding arbitration in accordance with the International Chamber of Commerce (ICC) rules of arbitration. Any demand by a Party for arbitration must be made in writing to the other Party. The number of arbitrators shall be three (3), of whom each Party shall appoint one (1). The two arbitrators so appointed shall select the third and final arbitrator. The place of arbitration shall be Tokyo, Japan if arbitration is requested by Urovant and Basel, Switzerland if arbitration is requested by Kyorin. The language used in the arbitration proceedings shall be English. The proceedings, including any outcome, shall be confidential. The arbitrators shall render a written opinion setting forth the findings of fact and conclusions of law. The decision of the arbitrators shall be final and binding upon both Parties absent manifest error. All awards may if necessary be enforced by any court having jurisdiction in the same manner as a judgment in such court.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

5.3	Injunctive Relief. Notwithstanding the foregoing, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court of competent jurisdiction, without first submitting to the dispute resolution procedures set forth in Section 5.1 (Dispute Resolution) or Section 5.2 (Arbitration).

5.4	Confidentiality. Activities conducted under this Article 5 (Dispute Resolution) shall be deemed Confidential Information of each of the Parties, and shall be subject to the terms of Article 4 (Confidentiality).

ARTICLE 6

INDEMNIFICATION

6.1	Indemnification by Urovant. Urovant shall save, defend and hold Kyorin and its Affiliates and its and their respective directors, officers, employees and agents (each, a “Kyorin Indemnitee”) harmless from and against any and all liabilities, expenses and losses, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any Kyorin Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the negligence or willful misconduct of any Urovant Indemnitee in performing under this Agreement, (b) the breach by Urovant of any warranty, representation, covenant or agreement made by Urovant in this Agreement or (c) any activities by Urovant or its Affiliates or their respective sublicensees or subcontractors with respect to Vibegron, except, in each case, to the extent such Losses result from clause (a), (b) or (c) of Section 6.2 (Indemnification by Kyorin).

6.2	Indemnification by Kyorin. Kyorin shall save, defend and hold Urovant, its Affiliates, its licensees and their respective directors, officers, employees and agents (each, a “Urovant Indemnitee”) harmless from and against any and all Losses to which any Urovant Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the negligence or willful misconduct of any Kyorin Indemnitee in performing under this Agreement, (b) the breach by Kyorin of any warranty, representation, covenant or agreement made by Kyorin in this Agreement or (c) any activities by Kyorin or its Affiliates or their respective sublicensees or subcontractors with respect to Vibegron, except, in each case, to the extent such Losses result from clause (a), (b) or (c) of Section 6.1 (Indemnification by Urovant).

6.3

Control of Defense. The Party entitled to indemnification under this Article 6 (Indemnification) shall give a written notice to the indemnifying Party of any Losses that may be subject to indemnification promptly after learning of such Losses (provided, however, that any failure or delay to notify shall not excuse any obligation of the indemnifying Party except to the extent such Party is actually prejudiced thereby), and the indemnifying Party shall assume (and have control over) the defense of such Losses with

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

counsel reasonably satisfactory to the indemnified Party and the indemnified Party shall reasonably cooperate with such defense (at the indemnifying Party’s reasonable expense). If such defense is assumed by the indemnifying Party with counsel so selected, the indemnifying Party shall not settle any claim with respect to such Losses without obtaining the indemnified Party’s prior written consent (but such consent shall not be unreasonably withheld or delayed), and shall not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Losses. For clarity, the indemnified Party may freely withhold its consent to a settlement of a claim with respect to Losses if (a) such settlement does not include a complete release from liability of the indemnified Party or if such settlement would involve undertaking an obligation (including the payment of money by an indemnified Party), (b) would bind or impair the indemnified Party or (c) includes any admission of wrongdoing or that any intellectual property or proprietary right of the indemnified Party or this Agreement is invalid, narrowed in scope or unenforceable. The indemnified Party shall not settle or compromise any claim for which it is entitled to indemnification without obtaining the prior written consent of the indemnifying Party, unless the indemnifying Party is in breach of its obligation to defend hereunder.

ARTICLE 7

TERM AND TERMINATION

7.1	Term. This Agreement shall become effective on the Effective Date and shall continue for so long as both Parties (or their sublicensees or Affiliate(s)) are Developing or Commercializing Vibegron, unless otherwise extended or terminated earlier by agreement of the Parties or as set forth in Section 7.2 (Termination for Material Breach), Section 7.3 (Termination for Change of Control), or Section 7.4 (Termination by Urovant Before Receipt of SAS Dataset).

7.2	Termination for Material Breach. Each Party shall have the right to terminate this Agreement by giving sixty (60) days’ prior written notice to the other Party for the material breach of this Agreement, if such other Party has not cured such material breach within the sixty (60)-day period after the date of the receipt of such written notice. For clarity, any breach by Urovant of any of its obligations, representation or warranties under Section 4.4(a) and (b) shall be deemed a material breach of this Agreement, and in such case, this Section 7.2 (Termination for Material Breach) shall apply in addition to Section 4.4(c). Notwithstanding the foregoing, if the allegedly breaching Party notifies the other Party within such sixty (60)-day period that it disagrees in good faith with such asserted basis for termination, this Agreement shall not terminate unless and until it has been finally determined in accordance with Article 5 (Dispute Resolution) that the allegedly breaching Party was in material breach with respect to such matter. During the pendency of any such dispute, each Party shall continue to perform its obligations hereunder.

7.3	Termination for Change of Control. Each Party shall have the right to terminate this Agreement by giving sixty (60) days’ prior written notice to the other Party if a Change of Control occurs to the other Party.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

7.4	Termination by Urovant Before Receipt of SAS Dataset. Urovant shall have the right to terminate this Agreement prior to receipt of Kyorin’s SAS dataset, upon written notice to Kyorin.

7.5	Effect of Expiration or Termination.

(a)	Termination for Material Breach. Upon the termination of this Agreement by either Party (the “Terminating Party”) pursuant to Section 7.2 (Termination for Material Breach):

(i)	The rights granted by the Terminating Party to the other Party (the “Terminated Party”) under Sections 2.1 (Share of Information) and 2.2 (Urovant Right of Reference) or 2.3 (Kyorin Right of Reference), as applicable, shall terminate.

(ii)	The rights granted by the Terminated Party to the Terminating Party under Sections 2.1 (Share of Information) and 2.2 (Urovant Right of Reference) or 2.3 (Kyorin Right of Reference) shall continue.

(iii)	The Terminated Party shall promptly, in accordance with the request of the Terminating Party, delete or destroy (such destruction to be certified in writing by an officer of such Party) all Confidential Information and Regulatory Materials of the Terminating Party; provided, that the Terminated Party may keep one copy of such Confidential Information for legal archival purposes only subject to the continuing confidentiality and non-use obligations in accordance with Article 4 (Confidentiality). Notwithstanding the foregoing, the Terminated Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received the Terminating Party’s Confidential Information under this Agreement.

(iv)	If Kyorin is the Terminating Party, then Kyorin’s rights and Urovant’s obligations under Section 2.8 (Kyorin Right of First Review and Negotiation) and Section 2.9 (Urovant Change of Control) shall continue for so long as Kyorin’s rights under Section 7.5(a)(ii) continue.

(v)	If Kyorin is the Terminated Party, then Kyorin’s rights and Urovant’s obligations under Section 2.8 (Kyorin Right of First Review and Negotiation) and Section 2.9 (Urovant Change of Control) shall terminate.

(b)	Termination for Change of Control. Upon the termination of this Agreement by either Party pursuant to Section 7.3 (Termination for Change of Control):

(i)	The rights of both Parties granted under Sections 2.1 (Share of Information) and 2.2 (Urovant Right of Reference) or 2.3 (Kyorin Right of Reference) shall terminate.

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

(ii)	Each Receiving Party shall promptly, in accordance with the request of the Disclosing Party, delete or destroy (such destruction to be certified in writing by an officer of such Party) all Confidential Information and Regulatory Materials of such Disclosing Party; provided, that such Receiving Party may keep one copy of such Confidential Information for legal archival purposes only subject to the continuing confidentiality and non-use obligations in accordance with Article 4 (Confidentiality). Notwithstanding the foregoing, such Receiving Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received the Disclosing Party’s Confidential Information under this Agreement.

(c)	Termination by Urovant Before Receipt of SAS Dataset. Upon the termination of this Agreement by Urovant pursuant to Section 7.4 (Termination by Urovant Before Receipt of SAS Dataset):

(i)	The rights of both Parties granted under Sections 2.1 (Share of Information) and 2.2 (Urovant Right of Reference) or 2.3 (Kyorin Right of Reference) shall terminate.

(ii)	Kyorin’s rights and Urovant’s obligations under Section 2.8 (Kyorin Right of First Review and Negotiation), Section 2.9 (Urovant Change of Control) and, upon Urovant’s deletion or destruction of CSRs (such deletion or destruction to be certified in writing by an officer of Urovant) if Urovant does not keep one copy of CSRs despite Section 7.5(c)(iii), Section 4.4 (Restricted Disclosure) shall terminate.

(iii)	Each Receiving Party shall promptly, in accordance with the request of the Disclosing Party, delete or destroy (such deletion or destruction to be certified in writing by an officer of such Party) all Confidential Information and Regulatory Materials of such Disclosing Party; provided, that such Receiving Party may keep one copy of such Confidential Information for legal archival purposes only subject to the continuing confidentiality and non-use obligations in accordance with Article 4 (Confidentiality). Notwithstanding the foregoing, such Receiving Party shall not be required to destroy any computer files created during automatic system back up that are subsequently stored securely by it and not readily accessible to its employees, consultants, or others who received the Disclosing Party’s Confidential Information under this Agreement.

7.6

Survival. The following provisions of this Agreement shall survive termination: Article 4 (Confidentiality), Article 5 (Dispute Resolution), Article 6 (Indemnification), Section 7.5 (Effect of Expiration or Termination), Section 7.6 (Survival), and Article 8 (Miscellaneous). Termination or expiration of this Agreement are neither Party’s exclusive remedy and shall neither relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation. In the event that, following the effective date of termination under Section 7.2 (Termination for Material Breach), the Terminating Party fails to comply with the surviving provisions above, the Terminated Party shall have the right to terminate the Terminating Party’s rights under Section 7.5(a)(ii) by following the procedures set forth in Section 7.2 (Termination for Material Breach). Following such termination, Section 7.5(a)(i) and (iii) shall apply mutatis mutandis (with the formerly Terminating Party deemed to be the Terminated Party, but for clarity, the formerly Terminated Party shall not be deemed to be the Terminating Party).

ARTICLE 8

MISCELLANEOUS

8.1	No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel, or otherwise. All rights are or shall be granted only as expressly provided in this Agreement.

8.2	Mutual Representations, Warranties and Covenants. Each of the Parties hereby represents and warrants to the other Party as of the Effective Date and covenants that:

(a)	Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

(b)	Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.

(c)	Authorization. The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party.

(d)	No Inconsistent Obligations. Neither Party is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

8.3

No Other Representations or Warranties. NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. ANY INFORMATION PROVIDED PURSUANT TO THIS AGREEMENT IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

ACCURACY, COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

8.4	Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without obtaining the prior written consent of the other Party, except that each Party may assign its rights and obligations under this Agreement in whole or in part to one or more of its Affiliates without the consent of the other Party. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 8.4 (Assignment) shall be null, void and of no legal effect.

8.5	Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, or by (a) air mail (postage prepaid) requiring return receipt, (b) international courier, or (c) e-mail to the Party to be notified at its address(es) given below, with delivery and read receipts requested, or at any address such Party may designate by a prior written notice to the other Party in accordance with this Section 8.5 (Notices). Notice shall be deemed sufficiently given for all purposes upon: (i) if by air mail or courier, the date of actual receipt; or (ii) if by e-mail, the date of confirmation of receipt by the intended recipient. Notices shall be sent to:

For Urovant:	Urovant Sciences GmbH
Viaduktstrasse 8
4051 Basel
Switzerland
Attention: Sascha Bucher, VP, Head of Global Transactions
Email: sascha.bucher@roivant.com

Copy to:	Urovant Sciences, Inc.
320 West 37th Street
5th Floor
New York, NY 10018
Attention: Legal Department

[***]

For Kyorin:	Kyorin Pharmaceutical Co., Ltd
6, Kanda Surugadai 4-chome
Chiyoda-ku, Tokyo 101-8311
Japan
Attention: Makoto Yanai, Senior Director, Business Development HQs
Email: makoto.yanai@mb.kyorin-pharm.co.jp

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Copy to:	Kyorin Holdings, Inc.
6, Kanda Surugadai 4-chome
Chiyoda-ku, Tokyo 101-8311
Japan
Attention: Legal Department

8.6	[***]

8.7	Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than failure to make payment when due) by reason of any event beyond such Party’s reasonable control including acts of God, fire, flood, explosion, earthquake, pandemic flu, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty or any other event similar to those enumerated above; provided, that the affected Party shall use commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party as promptly as is reasonably practicable after its occurrence and such Party shall provide the other Party with monthly status updates for the duration of the effect. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.

8.8	No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any Person other than the Parties and their successors and permitted assigns, except for the Persons expressly entitled to indemnification as provided in Article 6 (Indemnification) and only in accordance with the terms of Article 6 (Indemnification).

8.9	Entire Agreement. This Agreement and the Appendixes attached hereto and made a part hereof, contain every obligation and understanding between the Parties relating to the subject hereof and merge all prior discussions, negotiations and agreements, including the Letter Agreement, between them, and none of the Parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

8.10	Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable provision such that the objectives contemplated by the Parties when entering this Agreement may be realized.

8.11

Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

8.12	Relationship of the Parties. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other Party, without obtaining the prior written consent of the other Party to do so. All Persons employed by a Party shall be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment shall be for the account and expense of such Party.

8.13	Construction; Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (c) the word “or” shall not be exclusive (i.e., it shall be construed to mean “and/or”), except where the context clearly requires otherwise; (d) the titles and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (e) each of the Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; (f) references to “days” shall mean calendar days, unless otherwise specified; and (g) a reference to any Person includes such Person’s successors and permitted assigns.

8.14	Governing Law. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement or the Party’s respective performance hereunder. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of Switzerland, without giving effect to any choice of law principles that would require the application of the laws of a different country.

8.15	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.

[remainder of page intentionally left blank]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date, by their duly authorized representatives.

Kyorin Pharmaceutical Co., Ltd.		Urovant Sciences GmbH

By:	/s/ Minoru Hogawa	By:	/s/ Sascha Bucher
Name:	Minoru Hogawa	Name: Sascha Bucher
Title:	Representative Director President & Chief Executive Officer	Title: VP, Head of Global Transactions
[***]

[Signature Page to Collaboration Agreement]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Appendix 1

Urovant to provide to Kyorin within [***] of Kyorin request

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Appendix 2

Previously provided to Urovant under the Letter Agreement

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Appendix 3

Kyorin to provide to Urovant within [***] of Effective Date

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Appendix 4

Kyorin to provide to Urovant at the time specified below, unless otherwise agreed

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Appendix 5

Kyorin Clinical Trials

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.

Appendix 6

Kyorin Non-Clinical Studies

[***]

[***] = Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406.